Exhibit 3

NUMBER                                                                    SHARES

                           PENDER INTERNATIONAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

PAR VALUE $0.0001                                          CUSIP NO. 706720 10 9


THE CERTIFIES THAT


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

                           PENDER INTERNATIONAL, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DIRECTOR                                     DATED:


                                             Countersigned and Registered:

                                             SIGNATURE STOCK TRANSFER, INC.
                                             (Addison, Texas) Transfer Agent

                                             By
                                               ------------------------------
                                                   Authorized Signature

[SEAL]
PENDER INTERNATIONAL, INC
CORPORATE SEAL
DELAWARE